[CIT LETTERHEAD APPEARS HERE


                                                                  EXHIBIT 4.1(b)

                                                       May 1, 1998


J.S. OSHMAN AND CO., INC.
OSHMAN SPORTING GOODS CO., ALABAMA
OSHMAN SPORTING GOODS CO., ARIZONA
OSHMAN SPORTING GOODS CO., ARKANSAS
OSHMAN SPORTING GOODS CO., CALIFORNIA
OSHMAN SPORTING GOODS CO., COLORADO
OSHMAN SPORTING GOODS CO., FLORIDA
OSHMAN SPORTING GOODS CO., GEORGIA
OSHMAN SPORTING GOODS CO., HAWAII
OSHMAN SPORTING GOODS CO., KANSAS
OSHMAN SPORTING GOODS CO., LOUISIANA
OSHMAN SPORTING GOODS CO., MICHIGAN
OSHMAN SPORTING GOODS CO., MINNESOTA
OSHMAN SPORTING GOODS CO., MISSOURI
OSHMAN SPORTING GOODS CO., NEVADA
OSHMAN SPORTING GOODS CO., NEW JERSEY
OSHMAN SPORTING GOODS CO., NEW MEXICO
OSHMAN SPORTING GOODS CO., NEW YORK
OSHMAN SPORTING GOODS CO., OHIO
OSHMAN SPORTING GOODS CO., OKLAHOMA
OSHMAN SPORTING GOODS CO., OREGON
OSHMAN SPORTING GOODS CO., SOUTH CAROLINA
OSHMAN SPORTING GOODS CO., TENNESSEE
OSHMAN SPORTING GOODS CO., TEXAS
OSHMAN SPORTING GOODS CO., UTAH
OSHMAN SPORTING GOODS CO., WASHINGTON
OSHMAN'S SKI SKOOL, INC.
OSHMAN'S SPORTING GOODS INC.-SERVICES
(collectively, the "Companies")
2302 Maxwell Lane
Houston, Texas 77023

Gentlemen:

Reference is made to the Amended and Restated Financing Agreement among each of you and us, dated as of December 15, 1997, as amended (herein the "Financing Agreement"). Capitalized terms used herein shall have the same meanings ascribed to such terms, unless otherwise specifically defined herein.

Pursuant to mutual understanding, the Financing Agreement is hereby amended as follows:

1. The definition of EBITDA appearing in Section 1 of the Financing Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

   "EBITDA shall mean all earnings of the Parent and its Subsidiaries, on a consolidated basis, before all Interest Expense, income tax obligations (paid or accrued), depreciation expense and amortization expense, excluding any gain or loss from the disposition of an Earning Asset plus, if in the event, an Earning Asset of the Parent or one of its Subsidiaries is sold or disposed of, any future pro-forma lost revenue stream and depreciation resulting from the sale of the Earning Asset shall be included in the calculation of EBITDA for the current fiscal year only, determined in accordance with GAAP consistently applied."

2. Section 1 of the Financing Agreement is hereby amended by adding the following definition in its proper alphabetical order:

   "Earning Asset shall mean any real estate, fixture, equipment, leasehold interests or any other asset with an income stream."

3. Subparagraph I of paragraph 10 of Section 6 of the Financing Agreement is hereby amended by deleting the references to the figures appearing under the caption entitled "EBITDA" opposite the periods indicated below and substituting the following in lieu thereof:

     "Fiscal Quarter Ending                             EBITDA
      ---------------------                             ------

     On the last day in the first fiscal quarter        More negative than
     of each fiscal year thereafter                     negative $807,000

     On the last day in the second fiscal quarter       Less than $1,371,000
     of each fiscal year thereunder

     On the last day in the third fiscal quarter        Less than $1,089,000
     of each fiscal year thereafter

     On the last day in the fourth fiscal quarter       Less than $6,911,000"
     of each fiscal year thereafter

4. Paragraph 9 of Section 6 of the Financing Agreement is hereby amended by deleting in its entirety and substituting the following in lieu thereof:

   "9. The Parent and its Subsidiaries shall maintain, on a consolidated basis and as of the end of each fiscal year set forth below, a Net Worth of not less than the corresponding amount set forth below:

     Fiscal Year Ending                                 Amount
     ------------------                                 ------

     January 30, 1999                                   $36,396,000

     January 29, 2000                                   $37,896,000

     January 27, 2001 and each fiscal                   $39,396,000"
     year ending after such date

No other change in the terms or conditions of the Financing Agreement is intended or implied. If the foregoing is in accordance with your understanding, please sign and return to us the enclosed copy of this letter to so indicate.

                                        Very truly yours,

                                        THE CIT GROUP\BUSINESS CREDIT, INC.


                                        By:  /s/ PAMELA WOZNICK
                                            ---------------------------------
                                        Title: AVP

Read and Agreed to:

J.S. OSHMAN AND CO., INC.
OSHMAN SPORTING GOODS CO., ALABAMA
OSHMAN SPORTING GOODS CO., ARIZONA
OSHMAN SPORTING GOODS CO., ARKANSAS
OSHMAN SPORTING GOODS CO., CALIFORNIA
OSHMAN SPORTING GOODS CO., COLORADO
OSHMAN SPORTING GOODS CO., FLORIDA
OSHMAN SPORTING GOODS CO., GEORGIA
OSHMAN SPORTING GOODS CO., HAWAII
OSHMAN SPORTING GOODS CO., KANSAS
OSHMAN SPORTING GOODS CO., LOUISIANA
OSHMAN SPORTING GOODS CO., MICHIGAN
OSHMAN SPORTING GOODS CO., MINNESOTA
OSHMAN SPORTING GOODS CO., MISSOURI
OSHMAN SPORTING GOODS CO., NEVADA
OSHMAN SPORTING GOODS CO., NEW JERSEY
OSHMAN SPORTING GOODS CO., NEW MEXICO
OSHMAN SPORTING GOODS CO., NEW YORK
OSHMAN SPORTING GOODS CO., OHIO
OSHMAN SPORTING GOODS CO., OKLAHOMA
OSHMAN SPORTING GOODS CO., OREGON
OSHMAN SPORTING GOODS CO., SOUTH CAROLINA
OSHMAN SPORTING GOODS CO., TENNESSEE
OSHMAN SPORTING GOODS CO., TEXAS
OSHMAN SPORTING GOODS CO., UTAH
OSHMAN SPORTING GOODS CO., WASHINGTON
OSHMAN'S SKI SKOOL, INC.
OSHMAN'S SPORTING GOODS INC.-SERVICES
(collectively, the "Companies")

By:  /s/ A. LYNN BOERNER
    -----------------------------------
Title: Vice President and
       Chief Accounting Officer
       (of each of the above Companies)

OSHMAN'S SPORTING GOODS, INC., in its capacity, as Guarantor, hereby acknowledges the foregoing.

By:  /s/ A. LYNN BOERNER
    -----------------------------------
Title: Vice President and
       Chief Accounting Officer